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                          CHAMPPS ENTERTAINMENT, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints DEAN P. VLAHOS and SHAUN P. NUGENT, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Champps Entertainment, Inc. registered in the name of the undersigned, at the Special Meeting of
Stockholders to be held on             ,             , 1996, at 10:00 a.m.,
Central Standard Time, at             , Minnesota and at all adjournments of
such meeting (the "Special Meeting"). The undersigned hereby revokes all proxies previously granted with respect to such meeting.

The Board of Directors recommends that you vote "FOR" the following proposal:

(1) APPROVE THE MERGER DESCRIBED IN
    THE ENCLOSED PROXY MATERIALS:      / / FOR      / / AGAINST      / / ABSTAIN
(2) OTHER MATTERS: In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Special Meeting.
        (Continued, and to be completed and signed on the reverse side)

                        (Continued from the other side)
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.
                                                   Date                   , 1996

                                                   -----------------------------

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                                                   PLEASE DATE AND SIGN ABOVE
                                                   exactly as name appears at
                                                   the left, indicating, where
                                                   appropriate, official
                                                   position or representative
                                                   capacity. If stock is held in
                                                   joint tenancy, each joint
                                                   owner should sign.